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                                                                  EXHIBIT 3.1.62

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                             SCI U.K. TRADING, INC.
                                      INTO
                             SCI U.K. HOLDING, INC.

                         (PURSUANT TO SECTION 253 OF THE
                      GENERAL CORPORATION LAW OF DELAWARE)

         SCI U.K. HOLDING, INC., a Delaware corporation (the "Corporation"), does hereby certify:

         FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

         SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of SCI U.K. Trading, Inc., a Delaware corporation.

         THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by unanimous consent dated as of the 19th day of October, 1987, determined to merge into itself SCI U.K. Trading, Inc. on the conditions set forth in such resolutions:

                  RESOLVED, that SCI U.K. Holding, Inc. merge into itself its subsidiary, SCI U.K. Trading, Inc., and assume all of said subsidiary's liabilities and obligations;

                  FURTHER RESOLVED, that the President and Secretary of SCI U.K. Holding, Inc. be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said SCI U.K. Trading, Inc. into SCI U.K. Holding, Inc. and to assume said subsidiary's liabilities and obligations, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of the County of New Castle, Delaware.

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         IN WITNESS WHEREOF, said SCI U.K. Holding, Inc. has caused its corporate seal to be affixed and this certificate to be signed by A. Eugene Sapp, Jr., its President, and D. Lynn Cox, its Secretary, as of the 19th day of October, 1987.

                                              SCI U.K. Holding, Inc.

                                              By: /s/ A. Eugene Sapp, Jr.
                                                 -------------------------------
                                                 A. Eugene Sapp, Jr.
                                                 President
ATTEST:

By: /s/ D. Lynn Cox
   -----------------------------------
   D. Lynn Cox
   Secretary

                                       -2-

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                            CORPORATE ACKNOWLEDGEMENT

STATE OF ALABAMA
COUNTY OF MADISON

         Be it remembered that on this 19th day of October, 1987, personally came before me, Eunice Betts, a notary public in and for the county and state aforesaid, A. Eugene Sapp, Jr., president of SCI U.K. Holding, Inc., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he the said A. Eugene Sapp, Jr., as such president, duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; that the signature of the president of said corporation to the foregoing certificate is the handwriting of the said president of said corporation, and that the seal affixed to said certificate, and attested by the secretary of said corporation, is the common or corporate seal of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                           /s/  Eunice Betts              (SEAL)
                                         ---------------------------------
                                         Notary Public